Exhibit 10.03a
                   SECOND ADDENDUM TO LEASE


 This   Second   Addendum   to  Lease   by   and   between
 TCLW/Fullerton, a
 California  general  partnership ("Landlord")  and  Nelco
 Products,
 Inc. , a Delaware corporation ("Tenant") shall amend that certain
 Lease Agreement dated August 16, 1983 and shall amend the First
 Addendum  to Lease known as Exhibit "C" dated August  16,
 1983 by
 and between Landlord and Tenant relating to certain real property located in Orange County, California, as follows:

 For   purposes  of  this  Addendum  the  existing  leased
 premises at 1411
 E. Orangethorpe Avenue shall be called "1411" and the additional leased premises at 1421 E. Orangethorpe Avenue shall be called
 111421".

 55. Demised Premises. Commencing January 1, 1987 Tenant shall increase  its current space of 36,462  square  feet
 "1411" to
       include  the adjacent space of 21,240  square  feet
 "142111, as
      further outlined in Exhibit "D" attached.

 56. Extension of 1411 E. Orangethorpe Avenue Lease. In consideration for the terms and conditions of the leasing
        of  "1421",  tenant  shall  execute  the  attached
 Exhibit "E" thereby
       exercising its option to extend the existing lease at 1411
      E.Orangethorpe Avenue.

 57. Lease Term. The lease term with respect to "1421" shall be for six (6) years and nine (9) months commencing on January
      1, 1987 and ending on September 30, 1993.

 58.  Rent  Schedule.   The rent with  respect  to  "1421"
 shall be on
      a net basis and structured as follows:

      January 1, 1987 - $6,372.00 per month.
      September 30, 1988:

       October 1, 1988 -           The rent on October  1,
 1988 shall
       September 30, 1993:         be adjusted upwards  in
 accordance
                                    with   the  percentage
 increases
                                    that   occur  in   the
 Consumer Price
                                   Index from the December
 1, 1986
                                   commencement date, with
 a ceiling
                                    factor,   as   further
 outlined in
                                  Paragraph 50 of Exhibit
                                   The adjusted rent shall
 remain
                                     constant   for    the
 following thirty
                                   (30)  month period  and
 on April
                                    1,  1991  be  adjusted
 once more
                                   in  accordance with the
 adjustment
                                    formula  outlined   in
 Paragraph
                                  50 of Exhibit "C".

 59.  Option to Extend.  While this Lease is in full force
 and effect
       and  provided that Tenant is not in default of  any
 of the terms,
       covenants,  and  conditions thereof,  Tenant  shall
 have the option
       to  extend  the term of the "1421"  lease  for  two
 further terms
       of  sixty  (60) months.  Such extension(s)  of  the
 "1421" lease
       term  shall  be  on the same terms, covenants,  and
 conditions
       as  those  provided for in the "1411" lease  except
 that  the  rent  shall be       equal to the  rent  being
 paid   on   the   "1411"   leased   premises.    Addition
 ally, the provisions outlined in subparagraph b, c, d and e of paragraph 51 shall apply.


 60.      Tenant's    Proportionate    Share.     Tenant's
 Proportionate Share
       as referenced in Paragraph 4 & 5 of the lease shall be increased to 60.93%: (Total building area = 94,702 square feet; leased premises  "1421"  and "1411"  equal  57,702  square
 feet).

 61. Tenant Improvements. Tenant shall be leasing the premises at "1421" in an "as is" condition with the following exceptions:

        1. Landlord shall provide an opening in the demizing wall
           separating "1411" from "1421".

       2. Landlord shall provide a two-inch water line in a manner which does not substantially exceed the cost for that
           previously installed in "1421".

            The lease term shall commence and all Tenant's
 obligations
            under  this lease, including payment of  rent,
 shall commence
            on  January 1, 1987, regardless of the  status
 of the above
            work  to  be performed by Landlord.   Landlord
 agrees to
           diligently pursue and complete such work.

 62.   Prior  Claims.   Tenant hereby waives  any  pending
 claims on
      Landlord as of the date of this Second Addendum.

 63. Landlord shall designate, with no obligation to enforce, thirty-five (35) parking spaces with respect to "1421' for
       Tenant's exclusive use, in that portion of the common area that is marked in yellow on Exhibit A of the original lease.

 All other terms and conditions of the lease shall remain in full force and effect for the leased premises at "1421".

 LANDLORD:

 TCLW/FULLERTON,
 a California general partnership

 By:
 Its:General Partner


 TENANT:
 NELCO PRODUCTS, INC.,
 a Delaware corporation

 By: /s/ E.Philip Smoot
 Its: President


                  EXHIBIT "E"



 This Extension Agreement is to be attached to and form  a
 part of
 the   lease   (which   together  with   any   amendments,
 modifications and
 extensions thereof is hereinafter called the Lease), made the 16th day of August, 1983, by and between TCLW/Fullerton, a California general partnership ("Landlord") and Nelco Products, Inc., a Delaware corporation ("Tenant") covering the premises known as 1411 E.
 Orangethorpe Avenue, Fullerton, California.

 The Lease is hereby renewed and extended for a further term of sixty (60) months to commence on the 1st day of October, 1988, and to end on the 30th day of September, 1993, on condition that
 Landlord and Tenant comply with all the provisions of the covenants and agreements contained in the Lease.

 The parties hereto have signed this extension agreement this 26th day of January, 1987.


 LANDLORD:

 TCLW/FULLERTON,
 California general partnership

 By:__________________________


 Its: General Partner

 By: /s/E.Philip Smoot
 Its: President


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